Exhibit 99

Family Dollar Reports February Sales

MATTHEWS, N.C.--(BUSINESS WIRE)--Family Dollar Stores, Inc. (NYSE: FDO) reported that net sales for the four weeks ended March 1, 2008, increased 4.4% to $533.7 million compared with $511.4 million for the comparable four-week period ended March 3, 2007. Total sales for the four-week period were strongest in the seasonal and electronics category and in the consumables category. Comparable store sales increased 1.3% as compared with sales in the comparable four-week period last year. The Company had 6,509 stores as of March 1, 2008, including 17 new stores opened in the February period.

	FY08 Sales (millions)	Comparable Store Sales Change
February 2008	$533.7	1.3%
Second Quarter	$1,832.6	0.0%
Year-to-date	$3,515.7	-0.5%

March Sales Outlook

This year, Easter will occur in the March sales period. Last year, Easter occurred in the April sales period. As the Company’s stores are closed on Easter, the Company expects that this calendar shift will negatively impact the March sales period and positively impact the April sales period. For the March sales period ending April 5, 2008, the Company expects that comparable store sales will decrease 2% to 4% from the similar period in the prior fiscal year.

Cautionary Statements

Certain statements contained in this report are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company’s plans, activities or events which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Such risks, uncertainties and other factors include, but are not limited to:

  general economic conditions that could adversely impact consumer spending;
  economic conditions, including inflation and energy prices, that could affect our profitability;
  competitive factors that could limit our sales, growth or profitability;
  increases in comparable store sales and the success of our new store opening program;
  failure of existing or new technology to provide anticipated benefits;
  unusual weather, natural disaster, pandemic outbreaks, political events, war or acts of terrorism;
  our ability to select, obtain and market merchandise attractive to our customers at prices that allow us to profitably sell such merchandise;
  operational difficulties;
  our ability to operate distribution facilities;
  changes in regulations;
  changes in legal, regulatory or accounting guidance that could adversely affect our financial performance;
  higher costs or failure to achieve targeted results associated with the implementation of new programs or initiatives;
  adverse impacts associated with legal proceedings; and
  our ability to attract and retain employees.

Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under “Cautionary Statement Regarding Forward-Looking Statements” or “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed or to be filed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

Second Quarter Earnings Conference Call Information

The Company plans to release first quarter results on Friday, April 4, 2008, before the market opens. The Company plans to host a conference call with investors on April 4, 2008, at 10:00 A.M. ET to discuss the results. If you wish to participate, please call (888) 215-0829 for domestic US calls and (706) 634-8796 for international calls at least 10 minutes before the call is scheduled to begin. The conference ID for the conference call is 37916264.

There will also be a live webcast of the conference call that can be accessed at the following link: http://www.familydollar.com/investors.aspx?p=irhome.

A replay of the webcast will be available at the same address noted above after 2:00 P.M. ET, April 4, 2008.

About Family Dollar

Operating small store locations, Family Dollar is one of the fastest growing discount retail chains in the United States. Beginning with one store in 1959 in Charlotte, North Carolina, the Company currently operates more than 6,500 stores in 44 states. Family Dollar Stores, Inc., a Fortune 500 company, is based in Matthews, North Carolina, and is a publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

CONTACT:
Family Dollar Stores, Inc.
INVESTOR CONTACT:
Kiley F. Rawlins, CFA, 704-849-7496
krawlins@familydollar.com
or
MEDIA CONTACT:
Josh Braverman, 704-814-3447
jbraverman@familydollar.com